Exhibit 2

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated August 29, 2000 by and among NCT Group, Inc., a Delaware corporation ("Parent"), NCT Midcore, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Subsidiary"), Midcore Software Incorporated, a Connecticut corporation (the "Company"), Jerrold Metcoff ("Metcoff"), David Wilson ("Wilson") and Barry Marshall-Johnson ("Johnson"). Subsidiary and the Company are sometimes hereinafter referred to collectively as the "Constituent Corporations". Metcoff, Wilson and Johnson are sometimes hereinafter referred to collectively as the "Principals" or individually as a "Principal".

                              W I T N E S S E T H :

     WHEREAS, the respective Boards of Directors of Parent, Subsidiary and the Company deem it advisable and in the best interests of such corporations and their respective shareholders that the Company merge with and into Subsidiary in accordance with the terms and conditions of this Agreement and the applicable provisions of the laws of the respective states of incorporation of Subsidiary and the Company; and

     WHEREAS, for United States federal income tax purposes, it is intended that the transactions contemplated by this Agreement shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

Definitions
     For purposes of this Agreement, the following initial capitalized terms shall have the meanings ascribed to them in this Section 1:

     "Acquisition" is defined in Section 7(b).

     "Acceleration Shares" means shares of stock of a company that is a reporting company under the Exchange Act and which shares are actively traded on a recognized United States securities exchange or the NASD OTC Bulletin Board.

     "Affiliate", as applied to any specified Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person. For purposes of the foregoing, "control", when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" shall have meanings correlative to the foregoing. In the case of a Person who is an individual, the term "Affiliate" shall include, with respect to such specified Person, (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act), and (ii) trusts, the trustee or the beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i).

     "Assets" is defined in Section 4(d).

     "Austost Shares" is defined in Section 5(i).

     "Basket Limitation" is defined in Section 10(g).

     "Bundled Service Royalties" is defined in Section 3(a)(2)(C).

     "Bundled Service" means any service provided by the Surviving Corporation or any Affiliate with which service a Product or any Derivative Product is bundled or combined.

     "Business" means the business of the Company and the Company Subsidiary as it is presently being conducted.

     "CBCA" is defined in Section 2(a).

     "Claim" is defined in Section  10(d).

     "Closing Date" is defined in Section 2(b).

     "Closing" is defined in Section 2(b).

     "Code" is defined in the Recitals hereto.

     "Company Financial Statements" is defined in Section 4(e).

     "Company Shareholders" means the Founding Shareholders and the Non-Founding Shareholders.

     "Company Shares" means shares of the common stock, no par value per share, of the Company.

     "Company Subsidiary Financial Statements" is defined in Section 4(e).

     "Company Subsidiary" means Midcore Software Limited, a private limited company incorporated under the laws of England.

     "Company" is defined in the Preamble hereto.

     "Connecticut Certificate of Merger" is defined in Section 2(b).

     "Connecticut Secretary of State" is defined in Section 2(b).

     "Constituent Corporations" is defined in the Preamble hereto.

     "Contract" means any contract, lease, commitment, understanding, arrangement, purchase order, sales order, agreement, mortgage, note, bond, right, warrant or instrument, whether written or oral, which is intended or purports to be binding and enforceable.

     "Conversion Price" means the volume weighted average closing bid price of Parent Shares on the NASD OTC Bulletin Board for the ten (10) trading days ending the day before the Closing Date.

     "Delaware Certificate of Merger" is defined in Section 2(b).

     "Delaware Secretary of State" is defined in Section 2(b).

     "Delisting Event" is defined in Section 3(b)(3).

     "Derivative Product" means any software or other intellectual property right developed by the Surviving Corporation or any Affiliate and which is based in whole or in material part on a Product or any function or feature thereof.

     "DGCL" is defined in Section 2(a).

     "Direct Distribution Costs" means all costs under generally accepted accounting principles for the distribution of Products or Derivative Products or provision of Bundled Services, as the case may be, such as sales commissions, and, with respect to Bundled Services, amounts paid to third parties. Under no circumstances shall Direct Distribution Costs include any charge for Royalties or any non-cash charges, including, without limitation, amortization or depreciation, whether related to purchase price or otherwise, or research or development, whether currently or previously expended, or any corporate overhead or overhead related generally to distribution or sales or marketing costs.

     "Disclosure Schedule" is defined in "Representations and Warranties of the Company and the Principals" in Section 4.

     "Dissolution Event" is defined in Section 3(b)(3).

     "Effective Time" is defined in Section 2(b).

     "Employment Agreement" is defined in Section 8(b)(3).

     "Exchange Act" is defined in Section 5(e).

     "Exchange Agent" is defined in Section 3(d).

     "Founding Shareholder Company Shares" means all of the Company Shares issued and outstanding immediately prior to the Effective Time and owned legally and beneficially by the Founding Shareholders.

     "Founding Shareholder Conversion Factor" means the quotient (rounded to the nearest thousandth) of (i) the Founding Shareholder Conversion Number divided by (ii) the Conversion Price.

     "Founding Shareholder Conversion Number" means the difference between (a) the quotient (rounded to the nearest thousandth) of (i) $6,425,000 reduced by $52,500 divided by (ii) the Total Company Shares minus (b) the quotient (rounded to the nearest thousandth) of (i) $1,725,000 divided by (ii) the Founding Shareholder Company Shares.

     "Founding Shareholders" or, individually, a "Founding Shareholder" means Wilson and Metcoff.

     "Governmental Authority" means, within the United States, any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, or other government, (c) governmental or quasi-governmental authority of any nature; or (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing power or authority of any nature.

     "Indemnified Party" is defined in Section 10(d).

     "Indemnifying Party" is defined in Section 10(d).

     "IP Rights" is defined in Section 4(k).

     "Johnson" is defined in the Preamble hereto.

     "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed with or imposed by any Governmental Authority.

     "Look Back Date" is defined in Section 3(b)(1).

     "Look Back Shares" means, with respect to each Founding Shareholder, the number of Parent Shares issued to such Founding Shareholder in connection with the Merger and equal to the product of (i) $1,500,000 divided by the Conversion Price, multiplied by (ii) in the case of Wilson, Wilson's
     Percentage Interest, and, in the case of Metcoff, Metcoff's Percentage Interest.

     "Losses" is defined in Section 10(b).

     "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company, taken as a whole, or (ii) a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any Related Agreement to be executed and delivered by the Company as contemplated by the terms hereof.

     "Maximum Royalties Amount" is defined in Section 6(a).

     "Merger" is defined in Section 2(a).

     "Metcoff" is defined in the Preamble hereto.

     "Metcoff's Percentage Interest" means 57.2948%.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

     "Net Bundled Service Revenues" means all revenues (as determined on a cash received basis) of the Surviving Corporation or any Affiliate with respect or relating to the provision of a Bundled Service, including any up-front or recurring revenues from resellers, distributors, sales representatives and dealers or attributable to maintenance, installation, customizations or modifications less (y) sales, use, value-added, excise and similar taxes and duties and similar governmental assessments (on services as provided) and promotional allowances actually allowed in amounts and for purposes customary in the trade. Net Bundled Service Revenues shall not include any revenues or costs or expenses with respect or relating to the provision of a Bundled Service attributable to computer hardware or equipment.

     "Net Bundled Service Sales" means Net Bundled Service Revenues less Direct Distribution Costs.

     "Net Product Revenues" means all revenues (as determined on a cash received basis) of the Surviving Corporation or any Affiliate with respect to any sale, use, licensing, or other disposition of a Product or any Derivative Product, including any up-front or recurring revenues from resellers, distributors, sales representatives and dealers less (y) sales, use, value-added, excise and similar taxes and duties and similar governmental assessments (on products as shipped), any allowances actually made and taken for returns, and promotional allowances actually allowed in amounts and for purposes customary in the trade. If a Product or any Derivative Product is bundled in a package or group with other products, the Net Product Revenues attributable to such bundled Product or Derivative Product shall be the proportionate value that the individual list price of such Product or Derivative Product bears to the aggregate list price of all products in the package or group; provided, however, that if no individual list price is available for each component of a bundled Product or Derivative Product, then the Net Product Revenues attributable to such bundled Product or Derivative Product shall be equitably determined by the Founding Shareholders and the Surviving Corporation.

     "Net Product Sales" means Net Product Revenues less Direct Distribution Costs.

     "Non-Founding Shareholder Company Shares" means all of the Company Shares issued and outstanding immediately prior to the Effective Time and owned legally and beneficially by the Non-Founding Shareholders.

     "Non-Founding Shareholder Conversion Factor" means the quotient (rounded to the nearest thousandth) of (i) the Non-Founding Shareholder Conversion Number divided by (ii) the Conversion Price.

     "Non-Founding Shareholder Conversion Number" means the sum of (a) the quotient (rounded to the nearest thousandth) of (i) $6,425,000 reduced by $52,500 divided by (ii) the Total Company Shares plus (b) the quotient (rounded to the nearest thousandth) of (i) $170,138 divided by (ii) the Non-Founding Shareholder Company Shares.

     "Non-Founding Shareholders" or, individually, a "Non-Founding Shareholder" means Johnson, Michelle Jordano, Cheryl Bray, Edward Lau, George Klein, Robert Millstein, Paul Finkel, Hilda Marshall-Johnson, Robert Wilson, Patricia Wilson, Clara W. Boan, Trustee for Clara W. Boan Trust dated 4/10/87, Mitchell Pines, H. Shepardson Wild and Scott Hambley.

     "Option Agreement" is defined in Section 8(b)(4).

     "Option Plan" is defined in Section 3(g).

     "Parent Indemnified Parties" is defined in Section 10(b).

     "Parent Financial Statements" is defined in Section 5(e).

     "Parent Shares" means shares of the common stock, $0.01 par value per share, of Parent.

     "Parent" is defined in the Preamble hereto.

     "Per Share Average Price" means the volume weighted average closing bid price of Parent Shares on the NASD OTC Bulletin Board (or any exchange on which the Parent Shares is then listed) for the ten (10) trading days ending the day before the Look Back Date.

     "Permits" is defined in Section 4(p).

     "Person"  means  any   individual,   corporation,   proprietorship,   firm,
     partnership,   limited  partnership,   limited  liability  company,  trust,
     association or other entity.

     "Preferred Shares" means shares of the preferred stock, $0.10 par value per share, of Parent.

     "Principal Indemnified Parties" is defined in Section 10(c).

     "Principals", or, individually, a "Principal" is defined in the Preamble hereto.

     "Product Royalties" is defined in Section 3(a)(2)(B).

     "Product" means any software or other intellectual property right heretofore sold or licensed by the Company and the software or other intellectual property rights currently under development or contemplated and described in Schedule A hereto, including any new version, upgrade, enhancement or replacement thereto or thereof.

     "Registration Guaranty Shares" is defined in Section 9(e).

     "Registration Price" is defined in Section 9(e).

     "Registration Statement" is defined in Section 9(c)(1).

     "Registered Shares" is defined in Section 9(c)(1).

     "Registrable Shares" is defined in Section 9(c)(1).

     "Related Agreement" means each Employment Agreement, each Option Agreement and any other agreement attached as an Exhibit hereto or thereto and any other agreement, instrument, certificate or other document executed and/or delivered in connection with the transactions contemplated hereby.

     "Returns" is defined in Section 4(i)(1).

     "Royalties" is defined in Section 3(a)(2)(C).

     "Royalty Audit Expenses" is defined in Section 6(b).

     "Royalty Audit" is defined in Section 6(b).

     "Sale Transaction" is defined in Section 3(b)(3).

     "SEC" is defined in Section 5(e).

     "SEC Documents" is defined in Section 5(e).

     "Securities Act" is defined in Section 5(e).

     "Subsidiary" is defined in the Preamble hereto.

     "Surviving Corporation" is defined in Section 2(a).

     "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, goods and services, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon the Company with respect to the Assets or the Business.

     "Total Company Shares" means all of the Company Shares issued and outstanding immediately prior to the Effective Time and owned legally and beneficially by the Company Shareholders.

     "Transmittal Letter" is defined in Section 3(d).

     "Underwriter Price" is defined in Section 9(e).

     "Wilson" is defined in the Preamble hereto.

     "Wilson's  Percentage  Interest"  means  42.7052%.

Plan of Merger

     (a) The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Connecticut Business Corporation Act, as amended (the "CBCA") and the General Corporation Law of the State of Delaware, as amended (the "DGCL"), at the Effective Time (i) the Company shall be merged with and into Subsidiary (the "Merger"), (ii) the separate existence of the Company shall thereupon cease and (iii) Subsidiary, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware.

     (b) Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") is taking place simultaneously with the execution hereof on the date hereof (the "Closing Date") at the offices of Brenner, Saltzman & Wallman LLP, 271 Whitney Avenue, New Haven, Connecticut 06511. At the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger in substantially the form of Exhibit A attached hereto (the "Delaware Certificate of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") and by filing a certificate of merger in substantially the form of Exhibit B attached hereto (the "Connecticut Certificate of Merger") with the Secretary of State of the State of Connecticut (the "Connecticut Secretary of State") (the date and time of the later to occur of the filing of the Delaware Certificate of Merger with the Delaware Secretary of State and the filing of the Connecticut Certificate of Merger with the Connecticut Secretary of State (or such later time as is specified in the Delaware Certificate of Merger and the Connecticut Certificate of Merger) being the "Effective Time".)

     (c) Effect of the Merger. The Merger shall have the effects set forth in the applicable provisions of the CBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

     (d) Certificate of Incorporation and By-Laws. At the Effective Time, the Certificate of Incorporation of Subsidiary, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable provisions of the DGCL and such Certificate of Incorporation. The By-Laws of Subsidiary shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable provisions of the DGCL and such By-Laws.

     (e) Directors and Officers. At the Effective Time, each director of the Company shall cease to hold such office, and the directors of Subsidiary shall become the directors of the Surviving Corporation, each of whom shall hold such office until the next annual meeting of shareholders of the Surviving Corporation and until his successor shall have been elected or appointed and qualified to serve or otherwise as provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation. At the Effective Time, each officer of the Company shall cease to hold such office, and the officers of Subsidiary shall become the officers of the Surviving Corporation, in the same capacity or capacities, each of whom shall serve at the pleasure of the Board of Directors of the Surviving Corporation.

     (f) The Company's Shareholder Approval. The Company will take all action necessary in accordance with applicable provisions of the CBCA and any other applicable Law, and with its Certificate of Incorporation and By-Laws, to solicit the unanimous written consent of its shareholders or to convene a meeting of its shareholders, to be held as soon as practicable, to consider and vote upon this Agreement and the transactions contemplated hereby. The Company shall use its best efforts to obtain such shareholder approval.

     (g) Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action.

Conversion of Shares; Exchange of Shares

     (a) Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Subsidiary, the Company or the holders of any of the following securities:

          (1) Each Company Share issued and outstanding immediately prior to the Effective Time and owned legally and beneficially by a Non-Founding Shareholder shall be canceled, extinguished and converted into the right to receive the number of Parent Shares which is equal to the Non-Founding Shareholder Conversion Factor.

          (2) Each Company Share issued and outstanding immediately prior to the Effective Time and owned legally and beneficially by a Founding Shareholder shall be canceled, extinguished and converted into the right to receive:

               (A) the number of Parent Shares which is equal to the Founding Shareholder Conversion Factor; and

               (B) royalties from the Surviving Corporation equal to the quotient of (i) five percent (5%) of Net Product Sales divided by
               (ii) the number of Founding Shareholder Company Shares (the "Product Royalties"); and

               (C) royalties from the Surviving Corporation equal to the quotient of (i) two and one-half percent (2 1/2%) of Net Bundled Service Sales divided by (ii) the number of Founding Shareholder Company Shares (the "Bundled Service Royalties"). The Product Royalties and the Bundled Service Royalties are hereinafter collectively referred to as the "Royalties". The Royalties shall be payable in accordance with, and subject to the terms and provisions of, Section 6 hereof.

     (b) Look Back.

          (1) If on the third anniversary of the Closing Date (the "Look Back Date"), the Per Share Average Price is less than the Conversion Price, then Parent shall deliver to each Founding Shareholder that number of additional Parent Shares equal to: (A) the difference between the Conversion Price and the Per Share Average Price, multiplied by (B) the number of Look Back Shares of such Founding Shareholder and divided by (after performing the multiplication operation) (C) the Per Share Average Price.

          (2) If on the Look Back Date the Per Share Average Price is greater than the Conversion Price, then each Founding Shareholder shall surrender to Parent that number of Parent Shares equal to: (A) the difference between the Per Share Average Price and the Conversion Price, multiplied by (B) the number of Look Back Shares of such Founding Shareholder and divided by (after performing the multiplication operation) (C) the Per Share Average Price.

          (3) If more than 50% of Parent or Surviving Corporation's stock are purchased or acquired (including by virtue of a merger, consolidation, reorganization or similar transaction) by any Person at any time prior to the Look Back Date in a single transaction or series of related transactions (a "Sale Transaction") involving more than 50% cash consideration payable on the effective date of the Sale Transaction, the average price per share utilized for calculating the Per Share Average Price shall be the cash value per share paid in such Sale Transaction and the Look Back Date shall be accelerated to the day immediately prior to the closing of the Sale Transaction. If prior to the Look Back Date a Sale Transaction involves the equity security of another Person and less than 50% cash consideration, the rights and obligations of Parent under this
               Section 3(b) shall be assigned to and assumed by the purchaser in such Sale Transaction with the Founding Shareholders' rights and obligations under this Section 3(b) to be converted into commensurate rights to receive and obligations to return equity securities of the purchaser in such Sale Transaction based upon the fair market value on the Look Back Date (which with respect to publicly-traded securities shall be determined on the same basis as the Per Share Average Price) of the equity security which was received by the Founding Shareholders for each Parent Share on the closing date of such Sale Transaction, as equitably adjusted for stock splits, stock dividends and recapitalizations effectuated after the date hereof and any cash consideration received in such Sale Transaction. In the event of any dissolution, liquidation, winding up, or bankruptcy of Parent (a "Dissolution Event") prior to the Look Back Date, then Parent shall deliver Acceleration Shares or, in lieu thereof, pay in cash on the date of the occurrence of any such Dissolution Event, to each Founding Shareholder his pro rata share (based on the number of Founding Shareholder Company Shares owned by him) of $1,500,000 in exchange for cancellation of the number of Parent Shares which are subject to the look back provisions contained in this Section 3(b). In the event that prior to the Look Back Date the Parent Shares are no longer actively traded on any nationally recognized United States securities exchange, which for these purposes shall be deemed to include the NASD OTC Bulletin Board (a "Delisting Event"), for a period in excess of ten (10) consecutive days (other than as a result of a Sale Transaction), Parent shall deliver to such Founding Shareholder Acceleration Shares or, in lieu thereof, pay in cash, his pro rata share (based on the number of Founding Shareholder Company Shares owned by him) of $1,500,000 in exchange for the number of Parent Shares which are subject to the look back provisions contained in this
               Section 3(b). As a condition to the delivery of the Acceleration Shares under Section 3(b) or Section 6(c) of this Agreement, the issuer of the Acceleration Shares shall provide the Founding Shareholders with an agreement in form and substance acceptable to the Founding Shareholders that requires the issuer of such Acceleration Shares: (A) to promptly list the Acceleration Shares for trading on a United States securities exchange or the NASD OTC Bulletin Board; (B) register all Acceleration Shares to be delivered hereunder (including any additional Acceleration Shares which are received under Section 3(b)(3)(C)) and otherwise perform all obligations and agreements as are contained in
               Section 9(c) and (d) of this Agreement as if the Acceleration Shares were substituted for Registrable Shares; and (C) if on the second business day prior to the effective date of the
               Registration Statement covering the Acceleration Shares the closing bid price of the Acceleration Shares is less than the price used to calculate the number of Acceleration Shares initially delivered under Section 3(b) or Section 6(c) (as the case may be), then the issuer of such Acceleration Shares shall deliver to the Founding Shareholders, in proportion to the number of Acceleration Shares initially received by him, additional Acceleration Shares so that the aggregate fair market value (as of the second business day prior to such effective date) of all Acceleration Shares so delivered shall be (i) $1,500,000 in the case of Acceleration Shares delivered pursuant to Section 3(b); or (b) the outstanding balance of the Maximum Royalties Amount in the case of Acceleration Shares delivered pursuant to Section 6(c).

          (4) Restrictive Legends. Each certificate evidencing the Look Back Shares of the Founding Shareholders shall be stamped or otherwise imprinted with a legend in substantially the following form:

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE CONSTITUTE LOOK BACK SHARES AS SUCH TERM IS DEFINED IN THAT CERTAIN AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT") DATED AUGUST 29, 2000 BY AND AMONG NCT GROUP, INC., NCT MIDCORE, INC., MIDCORE SOFTWARE INCORPORATED, DAVID WILSON, JERROLD METCOFF AND BARRY MARSHALL-JOHNSON, A COPY OF WHICH MERGER AGREEMENT IS ON FILE AT THE OFFICES OF NCT GROUP."

          (5) Restriction on Sales. During the 90-day period prior to the Look Back Date, neither Founding Shareholder shall sell or offer to sell, or induce or entreat any other person or entity to sell or offer to sell, any Parent Shares then beneficially owned by him or such person or entity, or as to which he or such person or entity has dispositive or investment powers, or to engage in any short selling of Parent Shares by trading in options or other derivatives of Parent Shares.

     (c) Closing of the Company's Transfer Books. At and after the Effective Time, holders of certificates representing Company Shares shall cease to have any rights as shareholders of the Company except as otherwise provided herein or by applicable Law, the stock transfer books of the Company shall be closed with respect to Company Shares issued and outstanding immediately prior to the Effective Time, and no further transfer of Company Shares shall thereafter be made on such stock transfer books. If, after the Effective Time, valid certificates previously representing Company Shares are presented to the Surviving Corporation or the Exchange Agent as defined in Section 3(d) below, they shall be exchanged as provided in Section 3(d). At the Closing, the Company and the Company Subsidiary shall surrender to the Surviving Corporation all stock transfer records, minute books and seals of the Company and of the Company Subsidiary.

     (d) Exchange of Certificates. Certificates representing shares of Subsidiary common stock outstanding immediately prior to the Effective Time shall be deemed for all purposes to represent an equivalent number of shares of common stock of the Surviving Corporation following the Effective Time and shall be so accepted for such purposes by the Surviving Corporation. Parent, Subsidiary, or an exchange agent appointed by Parent (the "Exchange Agent"), shall transmit to the Company Shareholders appropriate documents, including a form of transmittal letter substantially as attached hereto as Exhibit C (the "Transmittal Letter"), to be used by them to surrender their certificates representing Company Shares in exchange for certificates representing Parent Shares and/or cash in lieu of any fractional Parent Shares. Until so surrendered and exchanged, each certificate representing Company Shares held by any Company Shareholder shall represent solely the right to receive Parent Shares and/or Royalties into which the Company Shares it theretofore represented shall have been converted pursuant to Section 3(a) hereof; provided, however, that customary and appropriate certifications and indemnities allowing exchange against lost or destroyed certificates shall be provided.

     (e) No Fractional Shares. No fractional Parent Shares will be issued in connection with the Merger, but in lieu of such fractional shares, any Company Shareholder who would otherwise be entitled to receive a fractional share shall, upon surrender of such Company Shareholder's certificate or certificates representing Company Shares, be entitled to receive an amount in cash (without interest) determined by multiplying (i) the Conversion Price by (ii) the fractional share interest to which such Company Shareholder would otherwise be entitled.

Representations and Warranties of the Company and the Principals

     The Company and the Principals hereby jointly and severally represent and warrant to Parent and Subsidiary that, except as set forth in the Disclosure Schedule delivered by the Company to Parent and Subsidiary on the date hereof (the "Disclosure Schedule"):

     (a) Organization and Corporate Power. Each of the Company and the Company Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Company Subsidiary has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to carry on its business as now being conducted and to own, lease and operate its properties. Each of the Company and the Company Subsidiary is duly qualified or registered as a foreign corporation to do business in every jurisdiction in which the nature of its business or the ownership of its properties requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect. Except with respect to the Company Subsidiary, the Company does not own any stock, partnership interest, joint venture interest, other ownership interest or any other security issued by any other corporation, partnership, limited liability company, organization or entity.

     (b) Capitalization. Immediately prior to the Effective Time, before giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company shall consist solely of 400,000 Company Shares. Immediately prior to the Effective Time, before giving effect to the transactions contemplated by this Agreement, there will be 37,301 Company Shares issued and outstanding, all of which will be duly authorized, validly issued, fully paid and nonassessable, and there shall be no Company Shares reserved for issuance upon exercises of any option, warrant, convertible security, derivative security, debt instrument, or otherwise. The Disclosure Schedule sets forth the name of each owner of record of Company Shares and the number of Company Shares owned by each immediately prior to the Effective Time. The Company has delivered to Parent a list setting forth the addresses of all such record owners.
Immediately prior to the Effective Time, before giving effect to the transactions contemplated by this Agreement, the share capital of the Company Subsidiary shall consist solely of 100 Ordinary Shares of one pound each, of which one share will be issued and outstanding and will be owned by the Company. Except as set forth above and in the Disclosure Schedule, immediately prior to the Effective Time, before giving effect to the transactions contemplated hereby, there will be outstanding (i) no shares of capital stock or other voting securities of the Company or the Company Subsidiary, (ii) no securities of the Company or the Company Subsidiary convertible into or exchangeable for capital stock or voting securities of the Company or the Company Subsidiary, (iii) no options, warrants or other rights to acquire from the Company or the Company Subsidiary, and no obligation of the Company or the Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or the Company Subsidiary, (iv) no equity equivalents, interests in the ownership or earnings of the Company or the Company Subsidiary or other similar rights and
(v) no obligations of the Company or the Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or the Company Subsidiary.

     (c) Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated to be performed by the Company hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary for the Company to authorize the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated to be performed by the Company hereby (other than, with respect to the Merger, the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding Company Shares). This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement is the valid and binding agreement of Parent and Subsidiary, this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (d) Authority; No Breach. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws or similar organizational documents of the Company, (ii) other than the filing of the Connecticut Certificate of Merger with the Connecticut Secretary of State and except for filings, permits, authorizations, consents and approvals as may be required under other provisions of this Agreement, require on the part of the Company any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, individually or in the aggregate, would not have a Material Adverse Effect on the Company, (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which any of the Company's properties or assets (the "Assets") may be bound or (iv) violate any order, writ, injunction, decree, statue, rule or regulation applicable to the Company, or any of the Assets, excluding from the foregoing clauses (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

     (e) Financial Statements. The Company has delivered to Parent and/or Subsidiary copies of the unaudited financial statements of the Company Subsidiary for the fiscal years ending March 31, 1998, March 31, 1999 and March 31, 2000 (the "Company Subsidiary Financial Statements"), including balance sheets as at the dates specified therein and detailed profit and loss accounts for the fiscal years then ended, and the unaudited financial statements of the Company for the fiscal years ending February 28, 1999 and February 29, 2000, including the related statements of operation and accumulated deficit and cash flows for the fiscal years then ended, and the unaudited balance sheet of the Company at April 30, 2000 (collectively, the "Company Financial Statements"). The Company Subsidiary Financial Statements and the Company Financial Statements are based upon information contained in the books and records of the Company Subsidiary and the Company, respectively, and fairly present the financial condition and, with respect to the Company Financial Statements, results of operations and cash flows of the Company, as at the dates thereof and for the periods referred to therein. At April 30, 2000 neither the Company Subsidiary nor the Company had any loss contingency not reflected on the Company Subsidiary Financial Statements or the Company Financial Statements, respectively, within the meaning of Financial Accounting Standard No. 5.

     (f) Absence of Undisclosed Liabilities. Except for liabilities incurred in the ordinary course of business (none of which, individually, or in the aggregate, would have a Material Adverse Effect), since April 30, 2000, neither the Company nor the Company Subsidiary has incurred any liabilities or indebtedness of any nature (whether accrued, absolute, contingent or otherwise).

     (g) Absence of Certain Changes. Except as contemplated by this Agreement, since April 30, 2000, the Company and the Company Subsidiary have conducted their respective businesses only in the ordinary course of the Business and consistent with past practice, there has not been any change in the Business, Assets, liabilities, financial condition, cash flows, operations, licenses or results of operations of the Company which has had a Material Adverse Effect, and neither the Company nor the Company Subsidiary has:

          (1)  borrowed  any  amount  or  incurred  or  become  subject  to  any liability, except (i) current liabilities incurred in the ordinary course of the Business and (ii) liabilities under contracts entered into in the ordinary course of the Business;

          (2) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of the Assets, except liens for current property taxes not yet due and payable or purchase money security interests granted in the ordinary course of the Business;

          (3) discharged or satisfied any lien or encumbrance or paid any liability, other than current liabilities paid in the ordinary course of the Business;

          (4) sold, assigned or transferred (including, without limitation, transfers to any employees or affiliates) any tangible Assets, except in the ordinary course of the Business, or canceled any debts or claims;

          (5) sold, assigned or transferred (including, without limitation, transfers to any employees or affiliates) any patents, trademarks, trade names, copyrights, trade secrets, intellectual property or other intangible Assets, or disclosed any proprietary confidential information to any person other than Parent or Subsidiary;

          (6) waived any rights of material value or suffered any extraordinary losses, whether or not in the ordinary course of the Business or consistent with past practice;

          (7) taken any other action or entered into any other transaction other than in the ordinary course of the Business and in accordance with past custom and practice, or entered into any transaction with any Affiliate;

          (8) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by the Company in the operation of the Business, whether or not covered by insurance;

          (9) made or granted any bonus or any wage, salary or compensation increase to any officer, employee or consultant; made or granted any increase in any employee benefit plan or arrangement; amended or terminated any existing employee benefit plan or arrangement; adopted any new employee benefit plan or arrangement; or made any commitment or incurred any liability to any labor organization;

          (10) made any capital expenditures or commitments therefor in excess of $1,000 individually or $5,000 in the aggregate;

          (11) made any loans or advances to, or guarantees for the benefit of, any shareholder or employee, or any other Persons other than in the ordinary course of the Business consistent with past practices; or

          (12) changed the Company's accounting principles or practices.

     (h) Title to Properties; Sufficiency of Assets.

          (1) Neither the Company nor the Company Subsidiary owns any real property. The real property demised by the lease described in the Disclosure Schedule constitutes all of the real property used or occupied by the Company and the Company Subsidiary in connection with the Business.

          (2) Neither the Company nor the Company Subsidiary owns any equipment, machinery, furniture, fixtures, furnishings and other tangible items of personal property having an original purchase price in excess of $2,500 and which is used, or usable, in connection with the operation of the Business. The Disclosure Schedule sets forth a description of all leases under which the Company or the Company Subsidiary is lessee of equipment, machinery, furniture, fixtures, furnishings and other tangible items of personal property used in connection with the operation of the Business. To the best knowledge of the Company, all of the equipment, machinery, furniture, fixtures, furnishings and other tangible items of personal property whether owned or leased by the Company and the Company Subsidiary that are necessary for the conduct of the Business are, taken as a whole, in operating condition and are usable in the ordinary course of the Business. There are no defects in such assets or other condition relating thereto which, in the aggregate, adversely affect the operation or value of the Assets or the Business.

          (3) The Company and the Company Subsidiary owns and has good title to each of the Assets which are owned by the Company or the Company Subsidiary, respectively, free and clear of any security interests, mortgages, claims, liens or encumbrances of any nature whatsoever, except for liens for taxes not yet due and payable. With respect to Assets which the Company or the Company Subsidiary leases, the Company and the Company Subsidiary is in material compliance with such leases and, to the Company's knowledge, holds a valid leasehold interest thereunder.

     (i) Tax Matters.

          (1) The Company and the Company Subsidiary have: (A) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (B) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (C) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof, and timely and properly withheld from individual employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable laws.

          (2) There are no liens for Taxes upon any Assets of the Company or the Company Subsidiary, except liens for Taxes not yet due.

          (3) With respect to the Business, neither the Company nor the Company Subsidiary expects the assessment of any additional Taxes on the Company or the Company Subsidiary or is aware of any unresolved questions, claims or disputes concerning the liability for Taxes on the Company or the Company Subsidiary that would adversely affect the Surviving Corporation's use or enjoyment of the Assets.

     (j) Contracts and Commitments.

          (1) The Disclosure Schedule lists the agreements of the types listed below, whether oral or written, to which the Company or the Company Subsidiary is a party, which are currently in effect, and which relate to the operation of the Business or the Assets:

               (A) collective bargaining agreement or Contract with any labor union;

               (B) any Contract of any kind with any employee, officer or director of the Company (including respecting salary, stock options, bonuses, salary increases and the like) or any of the respective Affiliates of such individuals;

               (C)  confidentiality agreement;

               (D) any Contract which involves (i) the payment or receipt of cash or other property which exceeds $25,000, (b) an unperformed commitment required to be performed by the Company or the Company Subsidiary over a period in excess of sixty (60) days, or (c) goods or services having a value in excess of $25,000; or (d) any Contract with any Governmental Authority or with a party acting as a prime contractor with any Governmental Authority in respect of the Contract with the Company or the Company Subsidiary;

               (E) any Contract pursuant to which the Company or the Company Subsidiary has made or will make loans or advances, or has or will have incurred debts or has become or will become a guarantor or surety or pledged its credit or otherwise become responsible with respect to any undertaking of another (except for the negotiation and collection of negotiable instruments in the ordinary course of the Business);

               (F) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real or personal property, loan commitment or other Contract relating to the borrowing of funds, the extension of credit or financing;

               (G) any lease or agreement under which the Company or the Company Subsidiary is lessor or lessee of, or holds or operates any personal property owned by any other party;

               (H) any lease or agreement under which the Company or the Company Subsidiary is lessor or lessee of, or permits any third party to hold or operate, any property, real or personal;

               (I) any Contract or group of related Contracts with the same party for the purchase of products or services to be used in the Business

               (J) any Contract or group of related Contracts with the same party for the sale of products or services;

               (K) any Contract that limits or restricts the Company or the Company Subsidiary or any of the Principals from freely engaging in the Business anywhere in the world or which otherwise limits the scope of the Company's or the Company Subsidiary's conduct of the Business;

               (L) any license agreement or other Contract providing for the payment or receipt of royalties or other compensation by the Company or the Company Subsidiary in connection with the IP Rights described in the Disclosure Schedule;

               (M) any Contract, whether or not fully performed, relating to any acquisition or disposition of the Company or the Company Subsidiary or any predecessor in interest to the Company or the Company Subsidiary, or any acquisition or disposition of any subsidiary, division, line of business or real property; and

               (N) other agreements relating to the Business or which are material to the Business or were not entered into in the ordinary course of the Business.

          (2) The Company and the Company Subsidiary have performed all material obligations required to be performed by them in connection with the Contracts, neither the Company nor the Company Subsidiary is in receipt of any claim of default under any Contract, neither the Company nor the Company Subsidiary has any present expectation or intention of not fully performing any obligation pursuant to any Contract, and the Company has no knowledge of any breach or anticipated breach by any other party to any Contract. Each Contract is valid, binding and enforceable against the Company or the Company Subsidiary, as the case may be, and, to the knowledge of the Company and the Principals, is valid, binding and enforceable against he other party thereto in accordance with its terms, except that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (k) Intellectual Property Rights. The Disclosure Schedule describes all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, mask works, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by the Company or the Company Subsidiary or used in, developed for use in, or necessary to the conduct of the Business as now conducted or planned to be conducted (collectively, the "IP Rights"). The Disclosure Schedule describes all IP Rights which have been licensed to third parties and those IP Rights which are licensed from third parties and identifies all Contracts containing the licenses to and from third parties. The Company has taken reasonably appropriate measures to protect the secrecy, confidentiality and value of the IP Rights. The Company has not received any notice of, nor are there any facts known to the Company that indicate a likelihood of, any infringements or misappropriation by or conflict from any third party with respect to the IP Rights. No claim by any third party contesting the validity or ownership of any IP Rights has been made, is currently outstanding or, to the best of the Company's knowledge, is threatened. Neither the Company nor the Company Subsidiary has received any notice of any infringement, misappropriation or violation by the Company or the Company Subsidiary of any intellectual property rights of any third party and, to the best of the Company's and each Principal's knowledge, the Company's and the Company Subsidiary's use of the IP Rights in connection with the Business, does not infringe, misappropriate or otherwise violate any such intellectual property rights.

     (l) Litigation. There are no actions, suits, proceedings, orders or investigations affecting in any manner the Business, the Assets or the transactions contemplated hereby pending or, to the best knowledge of the Company and of each Principal, threatened against the Company or the Company Subsidiary, at law or in equity, or before or by any Governmental Authority. Neither the Company nor the Company Subsidiary is, with respect to the Business or the Assets, subject to any order, judgment, decree, injunction, stipulation or consent order with any court or other Governmental Authority. Neither the Company nor the Company Subsidiary has, with respect to the Business or the Assets, entered into any agreement to settle or compromise any proceeding.

     (m) Employees.

          (1) The Disclosure Schedule lists each employee of the Company and/or the Company Subsidiary and the title and remuneration of such employee.

          (2) Except as set forth in the Disclosure Schedule, with respect to the operation of the Business, (a) the Company and the Company Subsidiary has complied in all material respects with all laws relating to employment and employment practices, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (b) neither the Company nor the Company Subsidiary is a party to any collective bargaining agreement or under any duty to bargain with any union and neither the Company nor the Company Subsidiary has any material labor relations problem pending and the labor relations of the Company and the Company Subsidiary are satisfactory; (c) no workers' compensation claims are pending against the Company or the Company Subsidiary nor is the Company aware of any facts that would give rise to such a claim; and (d) to the best of the Company's knowledge, no employee of the Company or of the Company Subsidiary is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the Business.

     (n) Employee Benefit Plans. The Company does not maintain or contribute to any "Employee Benefit Plan" as defined in the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or law thereto.

     (o) Insurance. The Disclosure Schedule lists and briefly describes each insurance policy maintained by the Company with respect to the Business and the Assets and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and all premiums due and payable have been paid. The Company is not in default with respect to its material obligations under any of such insurance policies.

     (p) Compliance with Laws; Permits. To the best of the Company's and each Principal's knowledge, neither the Company nor the Company Subsidiary is in violation in any material respect of any Laws affecting the Assets or the conduct or operation of the Business, including, without limitation, Laws relating to the environment, discrimination, employment, occupational health and safety, and no claims have been filed against the Company or the Company Subsidiary alleging a violation of any such Laws. Neither the Company nor the Company Subsidiary has made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder the Company in connection with any actual or proposed transaction. To the best of the Company's and each Principal's knowledge, the Company and the Company Subsidiary have, in full force and effect, all licenses, permits and certificates from Governmental
Authorities necessary to conduct the Business in the manner in which the Business is presently conducted and to own and operate the Assets (collectively, the "Permits"). The Company and the Company Subsidiary have conducted the Business in compliance with all material terms and conditions of the Permits.

     (q) Relationships with Affiliates. No officer, director or employee of the Company or any Affiliate of the Company has any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to the Business. Neither the Company nor any Affiliate of the Company owns an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company or the Company Subsidiary, or (ii) engaged in competition with the company with respect to any products or services of the Company or the Company Subsidiary in any market presently served by the Company.

     (r) Brokerage. No Person has or will have, as a result of any act or omission of the Company, any right, interest or claim against Parent, Subsidiary and/or the Surviving Corporation for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

     (s) Disclosure. No representation or warranty made by the Company or the Principals in this Agreement, nor any statement made by the Company in the Disclosure Schedule or any certificate furnished by the Company pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time, to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Representations and Warranties of Parent and Subsidiary

     Parent and Subsidiary hereby jointly and severally represent and warrant to the Company that:

     (a) Organization and Corporate Power. Each of Parent and Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Subsidiary has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to carry on its business as now being conducted and to own, lease and operate its properties. Each of Parent and Subsidiary is duly qualified or registered as a foreign corporation to do business in every jurisdiction in which the nature of its respective business or the ownership of its respective properties requires it to be so qualified and in which the failure to be so qualified would have material adverse effect on the financial or operating condition of its respective business as being conducted by it or materially impair the ability of Parent or Subsidiary to consummate the transactions contemplated hereby.

     (b) Capitalization. The authorized capital stock of Parent at June 30, 2000 consisted of 325,000,000 Parent Shares, of which 275,014,933 shares were issued and outstanding as of such date, and 10,000,000 Preferred Shares, of which 5,468 shares were issued and outstanding as of such date. All outstanding Parent Shares and Preferred Shares are validly issued, fully paid and nonassessable. The authorized capital stock of Subsidiary consists of 10,000,000 shares of common stock, $0.01 par value per share, 1,000 shares of which are issued and outstanding and held by Parent, and 1,000,000 shares of preferred stock, $0.10 par value per share, no shares of which are issued and outstanding. All such shares will be duly authorized, and all such issued and outstanding shares will be validly issued, fully paid and nonassessable and free of any liens or encumbrances. The Parent Shares to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, nonassessable, free of any liens or encumbrances (due to any act or omission of Parent) and are not subject to any preemptive rights or rights of first refusal created by statute or the Certificate of Incorporation or By-Laws of Parent or any agreement to which Parent is a party or is bound. The Parent Shares issued in connection with the Merger shall be issued in compliance with applicable federal and state securities laws, shall be legended only as required by applicable Law or as contemplated by this Agreement and shall be eligible with the NASD for trading on the OTC Bulletin Board. Except as described in Parent's Proxy Statement dated June 2, 2000 and as of the dates stated therein, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent convertible into or exchangeable for capital stock or voting securities of Parent, (iii) no options, warrants, convertible debt or other rights to acquire from Parent, and no obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, (iv) no equity equivalents, interests in the ownership or earnings of Parent or other similar rights; (v) no obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent and (vi) no liens, encumbrances, security interests, pledges or mortgages on any material assets of Parent.

     (c) Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Parent and Subsidiary and the consummation of the transactions contemplated to be performed by Parent and Subsidiary hereby have been duly and validly authorized by the respective Board of Directors of Parent and Subsidiary and no other corporate proceedings on the part of Parent or Subsidiary are necessary for Parent and Subsidiary to authorize the execution and delivery of this Agreement by Parent and Subsidiary and the consummation of the transactions contemplated to be performed by Parent and Subsidiary hereby. This Agreement has been duly executed and delivered by Parent and Subsidiary and, assuming that this Agreement is the valid and binding agreement of the Company and the Principals, this Agreement constitutes the valid and binding obligation of Parent and Subsidiary, enforceable against them respectively in accordance with its terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (d) Authority; No Breach. Each of Parent and Subsidiary has the requisite corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. Neither the execution, delivery or performance of this Agreement by Parent or Subsidiary nor the consummation by Parent or Subsidiary of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws or similar organizational documents of Parent or Subsidiary, (ii) other than the filing of the Delaware Certificate of Merger with the Delaware Secretary of State and except for filings, permits, authorizations, consents and approvals as may be required under other provisions of this Agreement, require on the part of Parent or Subsidiary any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, individually or in the aggregate, would not have a material adverse effect on Parent or Subsidiary, taken as a whole, or materially impair the ability of Parent or Subsidiary to consummate the transactions contemplated hereby, (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Subsidiary is a party or by which any of Parent's or Subsidiary's properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statue, rule or regulation applicable to Parent or Subsidiary, or any of Parent's or Subsidiary's assets.

     (e) SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company and the Principals true and complete copies of all reports or registration statements filed by it with the Securities and Exchange Commission (the "SEC") since May 1, 1999, all in form so filed, including the exhibits thereto (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and present fairly the financial position of Parent at the dates thereof and the results of its operations and cash flows for the periods then ended, all in accordance with generally accepted accounting principles consistently applied (subject, in the case of unaudited statements, to the exclusion of footnotes and normal audit and year end adjustments). There has been no change in Parent's accounting policies or practices except as described in the notes to the Parent Financial Statements.

     (f) No Material Adverse Change. Since April 20, 2000, neither Parent nor any Affiliate has suffered any material adverse change with respect to the business, assets, prospects, financial or operating condition of Parent or any Affiliate.

     (g) Litigation. Except as disclosed in the SEC Documents, there are no actions, suits, proceedings, orders or investigations affecting in any material manner Parent's business or assets or the transactions contemplated hereby pending or, to the best knowledge of Parent, threatened against Parent, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, nor, to the best of Parent's knowledge, is there any basis therefor. There is no action, suit, proceeding or investigation which Parent currently intends to initiate.

     (h) Brokerage. No Person has or will have, as a result of any act or omission of Parent, any right, interest or claim against the Company for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

     (i) Funding Needs. Parent has a valid, binding and enforceable obligation to obtain up to $10,000,000 of additional equity funding from Austost Anstalt Schaan and Balmore S.A. from the sale of 10,060,251 Parent Shares (the "Austost Shares"). The sale of the Austost Shares to the public by Austost and the payment of the proceeds from such sale to Parent does not violate any Laws, including, without limitation, federal or state securities laws and does not require any further registration, notice or listing with the SEC or NASDAQ. As of June 30, 2000, none of the Austost Shares had been sold.

     (j) Disclosure. No representation or warranty made by Parent or Subsidiary in this Agreement, nor any statement made by Parent or Subsidiary in any schedule or certificate furnished by Parent or Subsidiary pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of material fact, or omits or will omit at the Effective Time, to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Royalty Provisions

     (a) Payment of Royalties. The aggregate amount of the Royalties shall not exceed $1,725,000 (the "Maximum Royalties Amount"). The Royalties payable to each Founding Shareholder in connection with the Merger shall be calculated by the Surviving Corporation on a quarterly basis and paid to such Founding Shareholder by check or wire transfer to an account designated by each Founding Shareholder within forty-five (45) days after the end of each calendar quarter until such time as the Founding Shareholders shall have received payment in full of the Maximum Royalties Amount; provided, however, that if the Founding Shareholders have not received payment in full of the Maximum Royalties Amount on or before the Look Back Date, then, and in such event, each Founding Shareholder shall be entitled to elect, in his discretion, upon written notice to Parent delivered within thirty (30) days following the Look Back Date, either to (i) continue to receive payment of the Royalties on a quarterly basis and otherwise in accordance with the terms and provisions of this Section 6 until such time as such Founding Shareholder's pro-rata share of the Maximum Royalties Amount shall be paid in full to such Founding Shareholder, or (ii) receive the unpaid balance of such Founding Shareholder's pro-rata share of the Maximum Royalties Amount in the form of Parent Shares equal in number to the quotient of
(x) such Founding Shareholder's pro-rata share of the unpaid balance of the Maximum Royalties Amount divided by (y) the Per Share Average Price.

     (b) Quarterly Statements and Audit Rights. Simultaneously with the delivery of each quarterly payment of Royalties by the Surviving Corporation hereunder, the Surviving Corporation agrees to deliver a written report describing the amount of Net Product Sales for each Product and any Derivative Products and the amount of Net Bundled Service Sales for each Bundled Service. The Surviving Corporation further agrees to maintain accurate books and records relating to the Net Product Sales and Net Bundled Service Sales. Such books and records shall be made available for inspection, upon reasonable advance written notice, during normal business hours and without undue disruption to the Surviving
Corporation's or any Affiliate's business, by an independent certified public accountant selected and paid by the Founding Shareholders for the purpose of verifying the Surviving Corporation's or its Affiliates' compliance with the terms of this Section 6. Such independent certified public accountant shall be subject to the Surviving Corporation's and its Affiliates' reasonable security and confidentiality procedures. If, following any audit conducted by an independent certified public accountant in accordance with the provisions of this Section 6(b) (a "Royalty Audit"), it is determined that the Surviving Corporation has underpaid the Founding Shareholders by an amount equal to or greater than ten percent (10%) but less than twenty percent (20%) of the Royalties owed to the Founding Shareholders with respect to any quarter, then the Surviving Corporation shall share equally with the Founding Shareholders all expenses reasonably incurred by the Founding Shareholders (including travel and related expenses) in connection with the Royalty Audit (the "Royalty Audit Expenses"). If, following a Royalty Audit, it is determined that the Surviving
Corporation has underpaid the Founding Shareholders by an amount equal to or greater than twenty percent (20%) of the Royalties owed to the Founding Shareholders with respect to any quarter, then the Surviving Corporation shall bear all of the Royalty Audit Expenses. In the event of any underpayment or failure to timely pay any Royalties due hereunder, the Surviving Corporation shall pay to the Founding Shareholders a premium equal to ten percent (10%) of the amount of the underpayment or the amount of the late payment. Any underpayment of Royalties and any late payment of Royalties (and the payment or reimbursement of Royalty Audit Expenses and the payment of a premium, if applicable) which is not paid or reimbursed to the Founding Shareholders by the Surviving Corporation within ten (10) days of receipt from the Founding Shareholders of notice of such underpayment or late payment, as the case may be, shall thereafter bear simple interest at the rate of 7% per annum until paid in full. The accrual of interest and payment of a premium hereunder shall not limit any other rights or remedies that the Founding Shareholders may have as a result of an underpayment or a late payment of Royalties. Any overpayments of Royalties owed to the Founding Shareholders with respect to any quarter shall be credited to the next quarterly payment of Royalties or returned by the Founding Shareholders.

     (c) Acceleration Event. Notwithstanding anything to the contrary contained herein, the outstanding balance of the Maximum Royalties Amount shall become immediately due and payable, in cash, in the event of (i) a Dissolution Event or
(ii) a Sale Transaction which does not include an affirmative assumption by the purchaser, survivor or acquirer of all obligations related to the payment of Royalties hereunder and an agreement to pay the outstanding balance of the Maximum Royalties Amount on the Look Back Date by delivery of Acceleration Shares having a fair market value equal to such balance or, in lieu thereof, cash, within ten days of the Look Back Date. Notwithstanding anything to the contrary contained herein, in the event of a Delisting Event prior to the Look Back Date, the outstanding balance of the Maximum Royalties Amount on the Look Back Date shall be paid by delivery of Acceleration Shares having a fair market value equal to such balance or, in lieu thereof, cash, within ten days of the Look Back Date.

     (d) Non-Cash Compensation. Notwithstanding anything to the contrary herein, Net Product Revenue shall not include any non-cash compensation received by Surviving Corporation or any Affiliate (including barter or equity compensation) unless the Founding Shareholders agree to accept 5% of such non-cash compensation as payment against the Royalty due hereunder. If the Founding Shareholders elect not to accept such non-cash compensation an equitable share of costs and expenses related to the Product or Derivative Product for which non-cash compensation was received shall not be deducted in order to calculate Net Product Sales for which a Royalty shall be due.

Conduct Prior to Effective Time

     (a) Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company and the Company Subsidiary will conduct its operations only in the ordinary course of the Business. Prior to the Effective Time, except as contemplated by this Agreement, the Company and the Company Subsidiary will not take or commit to take any of the actions described in clauses 1 through 12 of
Section 4(g) hereof without the prior written consent of Parent in each instance.

     (b) No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 11 hereof, the Company and the Company Subsidiary will not (nor will the Company or the Company Subsidiary permit any of its respective officers, directors, shareholders, agents, representatives or affiliates to): (i) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or the Company Subsidiary (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of the Company's or the Company Subsidiary's capital stock or assets or any equity interest in the Company or the Company Subsidiary (collectively, an "Acquisition"), (ii) provide information with respect to the Company or the Company Subsidiary to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible Acquisition, (iii) enter into an agreement with any person, other than Parent, providing for an Acquisition or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition.

Conditions to the Merger

     (a) Conditions to Obligations of Each Party. The respective obligations of each party to this Agreement are subject, unless waived in writing by such party, to the satisfaction at or prior to the Effective Time of the following conditions:

          (1) No Order. No governmental authority or instrumentality, domestic or foreign, shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

          (2) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

     (b) Conditions to Obligations of the Company. The obligations of the Company hereunder are subject, unless waived in writing by the Company, to the satisfaction at or prior to the Effective Time of the following conditions:

          (1) Representations and Warranties; Performance of Obligations. The representations and warranties of Parent and Subsidiary contained in Section 5 shall be true, correct and complete as of the Effective Time as though such representations and warranties had been made as of such time, and all of the terms, covenants and conditions of this Agreement to be complied with and performed by Parent and/or Subsidiary on or prior to the Effective Time shall have been duly complied with and performed at or prior to the Effective Time, and a certificate to the foregoing effect dated the Closing Date and signed by an authorized officer of Parent shall have been delivered to the Company at the Closing.

          (2)  Shareholder  Approval.  This  Agreement and the Merger shall have
               been   unanimously   approved   and   adopted   by  the   Company
               Shareholders.

          (3) Employment Agreements. Subsidiary shall have executed and delivered to each of Metcoff, Wilson and Johnson his Employment Agreement in substantially the form of Exhibit D, E and F attached hereto, respectively (individually, an "Employment Agreement"), and each Employment Agreement shall be effective as of the Effective Time.

          (4) Option Agreements. Each of Parent and Subsidiary shall have executed and delivered to each of Metcoff and Wilson his Option Agreement in substantially the form of Exhibit G and H attached hereto, respectively (individually, an "Option Agreement"), and shall have caused each Option Agreement to have been executed by Connectclearly.com , Inc., and each Option Agreement shall be in full force and effect.

          (5) Legal Opinion. The Company shall have received a legal opinion from Crowell & Moring LLP, counsel to Parent and Subsidiary, in substantially the form attached hereto as Exhibit I.

     (c) Conditions to Obligations of Parent and Subsidiary.

          (1) Representations and Warranties; Performance of Obligations. The representations and warranties of the Company contained in
               Section 4 shall be true, correct and complete as of the Effective Time as though such representations and warranties had been made as of such time, and all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Company on or prior to the Effective Time shall have been duly complied with and performed at or prior to the Effective Time, and a certificate to the foregoing effect dated the Closing Date and signed by the President of the Company shall have been delivered to Parent at the Closing.

          (2) Employment Agreements. Each of Metcoff, Wilson and Johnson shall have executed and delivered to Subsidiary his respective Employment Agreement and each Employment Agreement shall be effective as of the Effective Time.

          (3) Legal Opinion. Parent and Subsidiary shall have received a legal opinion from Brenner, Saltzman & Wallman LLP, counsel to the Company, in substantially the form attached as Exhibit J hereto.

          (4) Investment Intent Letters. Each Company Shareholder shall have executed and delivered to Parent an investment intent letter in substantially the form of Exhibit K attached hereto.

          (5) Conversion of Shareholder Debt. Prior to the Closing Date, the Company's indebtedness owed to the Founding Shareholders shall be converted into equity of the Company.

          (6) Exercise of Options. Prior to the Closing Date, each of the Company's option holders shall have exercised all of their respective options to purchase Company Shares by means of a full recourse promissory note in substantially the form of Exhibit L attached hereto, which promissory note shall be made in the original principal amount of the aggregate exercise price of such option holder's options.

Additional Agreements

     (a) NASD Listing. Parent shall, to the extent required, use its best efforts to authorize for trading on the NASD OTC Bulletin Board the Parent Shares to be issued and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     (b) Tax-Free Reorganization. The transactions contemplated hereunder are intended to qualify as a tax-free "reorganization" under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. All parties hereto agree to provide the informational statement required to be filed with their Returns in connection with a tax-free reorganization and to otherwise report these statements consistent with the treatment of the transactions as a tax-free reorganization, including, without limitation, determination of basis. This Agreement shall be deemed a plan of reorganization adopted pursuant to Section 368 of the Code. Consistent with the requirements of a reorganization, the Surviving Corporation hereby confirms its intention to continue the Business. The Surviving Corporation has no plan or intention to sell or otherwise dispose of any of the Assets in a manner which would be inconsistent with the continuation of business requirements respecting a reorganization transaction. Notwithstanding the foregoing, the parties hereto acknowledge and agree that no party hereto is making any representation or warranty as to the tax consequences of this Agreement and the consummation of the transactions contemplated hereby.

     (c) Filing of Registration Statement.

          (1) Promptly following the Closing Date, but in any event within sixty (60) days thereof, at Parent's cost and expense, Parent will (A) file with the SEC a registration statement (the
               "Registration Statement") on any appropriate form under the Securities Act with respect to the offering and sale or other disposition of 7,126,547 Parent Shares (the "Registrable Shares") on behalf of the Company Shareholders and (B) make all required filings with the NASD. Parent shall use its best efforts to cause the Registration Statement to be declared effective as soon as reasonably practicable. Upon the Registration Statement going effective, the Registrable Shares will be referred to as the "Registered Shares".

          (2) Parent agrees that it will (A) prepare and promptly file with the SEC any amendments or supplements to the Registration Statement or prospectus which may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the offer of the Registered Shares covered by the Registration Statement for a period of twelve (12) months from the effective date of the Registration Statement; (B) furnish to each Founding Shareholder, as soon as practicable, copies of each final prospectus, or supplement or amendment required to be prepared with respect thereto, all in such quantities as they may from time to time reasonably request; (C) prepare and promptly file with the SEC, and promptly notify each Founding Shareholder of the filing of, such amendment or supplement to the Registration Statement or prospectus as may be necessary to correct any statement therein or omission therefrom if, at any time when a prospectus relating to the Registered Shares is required to be delivered under the Securities Act, any event with respect to Parent shall have occurred as a result of which any prospectus would include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading; (D) in case the Company Shareholders are required to deliver a prospectus, prepare promptly such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act; (E) advise each Founding Shareholder promptly after Parent shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or amendment thereto or of the initiation or threatening of any proceedings for that purpose, and promptly use every reasonable effort to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; (F) use its best efforts, if required, to list or secure the designation of the Registered Shares on any securities exchange or over-the-counter market on which equity securities of Parent are then listed or designated and provide for a transfer agent and registrar for such Registered Shares no later than the effective date of the Registration Statement; and (G) use its best efforts to take all other steps necessary to effect the registration of such Registered Shares contemplated hereby.

          (3) The Founding Shareholders agree that, upon receipt of any notice from Parent of the happening of any event of the kind described in clause (2)(E) of this Section 9(c), the Founding Shareholders shall instruct each Company Shareholder to forthwith discontinue the disposition of the Registered Shares until the Founding Shareholders have received copies of the supplemented or amended prospectus contemplated by clause (2)(E), or until the Founding Shareholders are advised in writing by Parent that the use of the prospectus may be resumed, and have received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by Parent, the Founding Shareholders shall instruct the Company Shareholders to deliver to Parent all copies, other than permanent file copies, then in the Company Shareholders' possession of the prospectus covering the Registered Shares current at the time of receipt of such notice.

          (4) If Parent takes any action to permit a public offering or sale or other distribution of the Registered Shares, the Founding Shareholders shall furnish information to Parent concerning the Company Shareholders' holdings of securities of Parent and the proposed method of sale or other disposition of the Parent Shares and such other information and undertakings as Parent may from time to time reasonably request in writing and as shall be required in connection with the preparation and filing of any registration statement and any amendments thereto covering all or part of the Registered Shares in order to assist Parent in complying with the Securities Act and the Exchange Act. The Founding Shareholders further agree, as agent for all of the Company Shareholders, to enter into such undertakings and take such other action relating to the conduct of the proposed offering which Parent may reasonably request as being necessary to assist Parent in complying with the federal and state securities laws and the rules or other requirements of the NASD or otherwise to effectuate the offering.

          (5) Parent shall pay all expenses incident to Parent's performance of or compliance with Section 9(c), including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for Parent, the Company, the Company Shareholders and of Parent's independent public accountants. With respect to sales of the Registered Shares, the Company Shareholders shall pay all underwriting discounts and commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registered Shares, and transfer taxes, if any.

          (6) Parent will file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Parent is not required to file such reports, will, upon the request of the Founding Shareholders, make publicly available, at Parent's own cost and expense, other information for a period of up to four (4) months) and will take such further action as the Founding Shareholders may reasonably request, all to the extent required from time to time to enable the Company Shareholders to sell the Registered Shares without registration under the Securities Act, within the limitation of exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation adopted by the SEC providing for an exemption from registration under the Securities Act for such sales. Upon the request of any Founding Shareholder, Parent will deliver to such Founding Shareholder a written statement as to whether it has complied with all such requirements.

     (d) Cooperation. Parent will cooperate fully with the Founding Shareholders in furnishing any necessary information required by any of the Company Shareholders in connection with the preparation, distribution and filing of any filings, applications and notices which may be required by other federal, state and local governmental or regulatory agencies or stock exchanges in any jurisdiction in connection with the transactions contemplated hereby.

     (e) Price Guaranty. If on the second business day prior to the date that Parent has requested in writing that the SEC accelerate the date of effectiveness of the Registration Statement the closing bid price for Parent Shares (the "Registration Price") is less than the Conversion Price, then Parent shall deliver to the holders of Registered Shares in proportion to the number of Registrable Shares held by them additional Parent Shares (the "Registration Guaranty Shares") equal to (A) the product of (i) the absolute difference between the Conversion Price and the Registration Price, multiplied by (ii) the sum of (x) the quotient of $1,600,000 divided by the Conversion Price plus (y) the aggregate number of Parent Shares issued to Non-Founding Shareholders in connection with the Merger, divided by (B) the Registration Price; provided, however, that if the registration is an underwritten offering (which underwritten offering is requested by Parent) and the net per share sale price (i.e., net of underwriting discounts or commissions) paid by the underwriters for Parent Shares (the "Underwriter Price") is less than the Conversion Price, then the Underwriter Price shall be substituted for the Registration Price in the foregoing clauses (A)(i) and (B) for purposes of calculating the number of Registration Guaranty Shares. Parent shall amend the Registration Statement prior to it being declared effective to include the Registration Guaranty Shares.

     (f) Release from Personal Guarantees; Indebtedness. As of or prior to the Effective Time, Parent shall pay off the Company's Term Note and Revolving Credit Agreement with Webster Bank.

     (g) Press Releases and Announcements. The Company and Parent shall mutually agree upon any public announcement relating to the transactions contemplated hereby and shall not issue any public announcement prior to such agreement, except as may be required by Law, in which case the disclosing party shall use all reasonable efforts to consult in good faith with the other party before issuing such public announcement.

     (h) Expenses. Subject to the provisions of Section 9(c), each of the parties hereto shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement and the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, the parties agree that if this Agreement is not terminated, Parent shall pay the legal fees and expenses incurred by the Company and/or the Principals in connection with this Agreement and the consummation of the transactions contemplated hereby in the amount of $52,500 for and on behalf of the Company in immediately available funds at the Closing. The parties accordingly recognize and agree that the value of the Parent Shares to be issued in connection with the Merger has been reduced by $52,500. The parties acknowledge and agree that the Founding Shareholders shall be responsible for paying any legal fees and expenses incurred by the Company and/or the Principals in connection with this Agreement and the consummation of the transactions contemplated hereby in excess of $52,500.

Survival of Representations and Warranties; Indemnification

     (a) Survival of Representations and Warranties. The representations and warranties contained in Sections 4 and 5 of this Agreement or in any Related Agreement shall survive the Merger as follows: (i) the representations and warranties of the Company and the Principals contained in Sections 4(a), 4(b), 4(c), 4(d) and 4(i) hereof, and the representations and warranties of Parent and Subsidiary contained in Sections 5(a), 5(b) 5(c) and 5(d) hereof, shall survive the Merger until the expiration of the statute of limitations applicable to any claim that is the subject of such representation or warranty, at which time they shall expire; (ii) the representations and warranties of the Company and the Principals contained in Section 4(k) hereof shall survive the Merger until the date that is two (2) years following the Closing Date, at which time they shall expire; and (iii) all other representations and warranties of the Company and the Principals or of Parent and Subsidiary shall survive the Merger until the date that is one (1) year following the Closing Date, at which time they shall expire.

     (b) Indemnification of Parent by Principals. Subject to the limitations contained in this Section 10, the Principals hereby agree, jointly and severally, to indemnify in full Parent, Subsidiary and the Surviving Corporation and their respective officers, directors, employees, agents and shareholders (collectively, the "Parent Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost, including, in each case, reasonable legal expenses and costs (collectively, "Losses"), which any of the Parent Indemnified Parties may suffer, sustain or become subject to as a result of (i) any breach of any of the representations and warranties of the Company or the Principals to Parent contained in Section 4 of this Agreement or in any Related Agreement executed and/or delivered by the Company in connection with the transactions contemplated hereby, (ii) any breach of, or failure to perform, any covenant or obligation of the Company prior to the Closing which is contained in this Agreement or in any Related Agreement, or (iii) any claim, action or proceeding asserted by a former Company Shareholder relating to any determination that the transactions consummated hereunder did not qualify as a tax free "reorganization" under the Code or for any other purpose.

     (c) Indemnification of the Principals by Parent. Subject to the limitations contained in this Section 10, the Surviving Corporation and Parent hereby agree, jointly and severally, to indemnify in full the Principals (collectively, the "Principal Indemnified Parties") and hold them harmless against any Losses which any of the Principal Indemnified Parties may suffer, sustain or become subject to as a result of (i) any breach of any of the representations and warranties of Parent and/or Subsidiary to the Company contained in Section 5 of this Agreement or in any Related Agreement executed and/or delivered by Parent or Subsidiary, as the case may be, in connection with the transactions contemplated hereby,
(ii) any breach of, or failure to perform, any covenant or obligation to the Company of Parent and/or Subsidiary in this Agreement or in any Related Agreement or in connection with the transactions contemplated hereby or thereby, or (iii) any liability of any Principal arising after the Closing Date for repayment, in such Principal's capacity as a guarantor, of the indebtedness or other obligations of the Company.

     (d) Third Party Claims. If a party hereto becomes eligible to be indemnified hereunder (an "Indemnified Party") by virtue of being made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for liability relating to or arising out of any claim for which indemnification is available under Section 10(b) or 10(c) above (any such third party action or proceeding being referred to as a "Claim"), the Indemnified Party shall give the indemnifying party (the "Indemnifying Party") prompt notice thereof; provided, that the failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless, and to the extent that, such failure has adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party can demonstrate to the reasonable satisfaction of the Indemnified Party that the Indemnifying Party has the financial wherewithal to conduct vigorously such defense and to satisfy all liabilities of the Indemnified Party with respect to such Claim in the event such defense is unsuccessful; provided, further, that the Indemnifying Party has a reasonable basis for concluding that such defense may be successful; and provided, further, that notice of the intention to contest and defend is given by the Indemnifying Party to the Indemnified Party within twenty (20) business days after the Indemnified Party's notice of such Claim (but, in all events, at least five (5) business days prior to the date that an answer to such Claim is due to be filed) and the Indemnifying Parties thereafter diligently contest and defend such Claim. Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party reasonably acceptable to the Indemnified Party; provided, that the Indemnified Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Indemnified Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any of the Indemnified Party's interests), to participate in such contest and defense and to be represented by attorneys of its own choosing. If the Indemnified Party elects to participate in such defense, the Indemnified Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Indemnified Party nor the Indemnifying Party shall concede, settle or compromise any Claim without the consent of such other party, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

     (e) Other Claims. In the event any Indemnified Party should have a claim against an Indemnifying Party that does not involve a Claim, such Indemnified Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies such Indemnified Party that they do not dispute the claim or the amount of Loss described in such notice, the Loss in the amount specified in such Indemnified Party's notice will be conclusively deemed a liability of the Indemnifying Party, and Sellers shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party disputes its liability or the amount of Loss with respect to such claim by notice to the Indemnified Party, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such individuals within thirty (30) days after the delivery of Indemnified Party's notice of such claim, such dispute shall be resolved fully and finally in New Haven, Connecticut by an arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall resolve the dispute as soon as possible and in any event within thirty (30) days after selection, and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction.

     (f) Deposit with Escrow Agent. In the event of a claim for indemnification hereunder, the Indemnified Party may elect to deposit with an independent third party escrow agent any payments of Royalties or any return of, or additions to, the Look Back Shares thereafter due to the Indemnifying Party until such claim for indemnification is resolved. The parties shall, in good faith, mutually select such escrow agent and enter into an escrow agreement after notice of a claim for indemnification is made.

     (g) Basket Limitation. No Indemnified Party shall assert any claim for indemnification for a breach of a representation or warranty until such time as the aggregate of all claims which such Indemnified Party may have against an Indemnifying Party shall exceed $50,000 (the "Basket Limitation") at which time an Indemnified Party shall be entitled to seek indemnification hereunder for all claims pursuant to this Section 10, but only to the extent such claims, in the aggregate, exceed the Basket Limitation. For purposes of the preceding sentence, Parent, Subsidiary and the Surviving Corporation shall be considered to be a single Indemnifying and Indemnified Party and the Principals shall be considered to be a single Indemnifying and Indemnified Party. The limitation contained in this Section 10(g) shall not apply to any claim for indemnification covered under Section 10(b)(iii) hereof.

     (h) Exclusive Remedies. This Section 10 shall be the exclusive contractual remedy with respect to claims for breaches of the representations, warranties and covenants under this Agreement and the parties hereto hereby waive any and all other rights and remedies they may have in connection with this Agreement and the transactions contemplated hereby. In the event the foregoing waiver is not effective then all the limitations, restrictions and rights under this
Section 10 shall nonetheless continue to apply to any other rights or remedies.

     (i) Limitations of Liability. Notwithstanding anything to the contrary contained herein, under no circumstances shall: (A) the aggregate liability of the Principals hereunder exceed $2,570,000 or (B) the individual aggregate liability of (1) Wilson exceed $984,729, (2) Metcoff exceed $1,321,147 or (3) Johnson exceed $264,124 of the amount of any indemnification hereunder. Liability hereunder shall be limited to direct out-of-pocket damages. In no event will any party hereto be liable to any other party for lost profits, lost savings or any incidental, special, indirect, exemplary or consequential damages or like items. No claim for indemnity shall include any claim for a multiplier effect or capitalization of damages.

     (j) Satisfaction of Indemnity. Any and all amounts determined to be owed by any Principal by reason of this Section 10 may be satisfied by surrender to Parent of such number of Parent Shares equal to the amount of any such indemnity obligation. For purposes of this Section 10(j), the value of each such Parent Share so surrendered to Parent shall be equal to the Conversion Price.

     (k) No Contribution Right. The obligations of the Principals to indemnify the Parent Indemnified Parties pursuant to this Section 10 are primary obligations of the Principals. Each of the Principals hereby waives any rights or causes of action to seek or obtain contribution or indemnification from the Company or the Surviving Corporation to cover any obligations incurred under, or for Losses indemnified or to be indemnified by him, pursuant to this Section 10.

Termination, Amendment and Waiver

     (a) Termination. This Agreement may be terminated at any time prior to the Effective Time:

          (1)  by mutual written consent of the Company and Parent;

          (2) by the Company or Parent upon written notice to the other party if the Closing of the transactions contemplated by this Agreement shall not have occurred on or before August 31, 2000; provided, however, that a party will not be entitled to terminate this Agreement pursuant to this Section 11(a)(2) if such party's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

          (3) by either the Company, on the one hand, or Parent, on the other hand, upon written notice to the other party, if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement.

     (b) Effects of Termination. In the event of termination of this Agreement by the Company or Parent as provided in this Section 11, this Agreement shall forthwith become void and there shall be no further liability on the part of the Company, Parent, Subsidiary or Principal, or their respective officers, directors or shareholders; provided, however, that each party shall remain liable for any willful breaches of this Agreement prior to its termination.

     (c) Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived; provided, that any such amendment or waiver will be binding upon the Company only if such amendment or waiver is set forth in a writing executed by the Company, and any such amendment or waiver will be binding upon Parent and Subsidiary only if such amendment or waiver is set forth in a writing executed by Parent and Subsidiary and any such amendment or waiver will be binding upon a Principal only if such amendment or waiver is set forth in a writing executed by such Principal. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

General Provisions

     (a) Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to the Company and Parent will, unless another address is specified in writing, be sent to the addresses indicated below:

Notices to the Company or Principals:          with a copy to:
------------------------------------           --------------

Midcore Software Incorporated                  Brenner, Saltzman & Wallman LLP
900 Straits Turnpike                           271 Whitney Avenue
Middlebury, Connecticut 06762                  New Haven, Connecticut 06511
Attention:  David Wilson                       Attention: Wayne A. Martino, Esq.
            Jerrold Metcoff

Telephone:  (203) 577-5370                     Telephone: (203) 772-2600
Facsimile:  (203) 577-5380                     Facsimile:  (203) 772-3907

Notices to Parent or the Surviving Corporation:    with a copy to:
-----------------------------------------------    --------------

NCT Group, Inc.                                    Crowell & Moring LLP
20 Ketchum Street                                  1001 Pennsylvania Avenue N.W.
Westport, Connecticut  06880                       Washington, D.C. 20004
Attention: Chief Executive Officer          Attention:  William P. O'Neill, Esq.
           Chief Financial
Officer

Telephone:   (203) 226-4447                          Telephone:  (202) 624-2603
Facsimile:   (203) 226-4338                          Facsimile:  (202) 628-5116

     (b) Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Parent, Subsidiary or Surviving Corporation without the prior written consent of the Principals, which consent shall not be unreasonably withheld and neither this Agreement, nor any of the rights, interests or obligations hereunder may be assigned by the Company or the Principals without the prior written consent of Parent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, a Founding Shareholder may assign his rights under Section 6 without the consent of any other party hereto and a Founding Shareholder may assign his rights and obligations under Section 3(b) upon his death without the consent of any other party hereto.

     (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (d) Complete Agreement. This Agreement and exhibits hereto, the Disclosure Schedule and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may be related to the subject matter hereof in any way. The Confidential and/or Proprietary Information Agreement dated April 11, 2000 by and between Parent and the Company shall survive the execution of this Agreement and remain in full force and effect.

     (e) Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

     (f) Governing Law. The internal law, and not the law of conflicts, of the State of Connecticut will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement. Each of the parties hereto irrevocably consents to the in personam jurisdiction of the Courts of the State of Connecticut and of the United States District Court sitting in Connecticut and consents to service of process by certified mail at the address set forth for notice for such party in Section 12(d) above.

     (g) Guaranty. Parent hereby unconditionally and irrevocably guarantees the payment and performance in full of any and all obligations of its Affiliates (including Subsidiary) hereunder, under any Related Agreement or in connection with the transactions contemplated hereby or by any Related Agreements. No release or termination of the liability of the Surviving Corporation shall release, limit or terminate the liability of the Parent.

     (h) Access. After the Closing, the Surviving Corporation and its respective officers, directors, employees, agents and representatives shall afford during normal business hours the Principals and their respective agents and representatives full access to all of the Company's books and records relating to all periods through the Closing Date and to inspect, examine and make copies of such books and records in connection with tax and financial reporting matters and other bona fide business purposes of the Company and the Principals. The Surviving Corporation shall retain all such books and records for a period of seven (7) years from the date to which such books and records related.

     (i) Disclosure and Accommodation. The written disclosure by the Company of any fact, circumstance, condition, document, agreement or any other information or event for any purpose of this Agreement or any Related Agreement including any exhibit, schedule, list or other document required to be delivered hereto or thereto shall be deemed to be a sufficient disclosure of such fact, circumstance, condition, document, agreement or other such information or event for all purposes hereof or thereof. The written disclosure by the Company of any material or immaterial fact, circumstance, document agreement or any other information for any purpose which is not literally or explicitly required by the express provisions of this Agreement or any Related Agreement including any exhibit, schedule, list or other document required to be delivered hereto or thereto is provided by the Company strictly as an accommodation and the making or omitting of any such disclosure in any other circumstance shall have no effect of any kind whatsoever on the standards of materiality or disclosure otherwise objectively applicable to the terms and provisions of this Agreement.

     (j) Authorship. This Agreement or any Related Agreement shall not be construed for or against any party by reason of the authorship or claimed authorship of any provision hereof or thereof or by reason of the status of the respective parties hereto or thereto.

                  [Remainder of page intentionally left blank.]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                            PARENT:

                                            NCT Group, Inc.

                                            By: /s/ Michael J. Parrella
                                                -------------------------------
                                                Name:  Michael J. Parrella
                                                Title:  Chief Executive Officer

                                            SUBSIDIARY:

                                            NCT Midcore, Inc.

                                            By: /s/Michael J. Parrella
                                                -------------------------------
                                                Name:  Michael J. Parrella
                                                Title: Chief Executive Officer

                                            COMPANY:

                                            Midcore Software Incorporated

                                            By: /s/David Wilson
                                                -------------------------------
                                                Name:  David Wilson
                                                Title:  President

                                            PRINCIPALS:

                                            /s/Jerrold Metcoff
                                            -----------------------------------
                                            Jerrold Metcoff

                                            /s/David Wilson
                                            -----------------------------------
                                            David Wilson

                                            /s/Barry Marshall-Johnson
                                            -----------------------------------
                                            Barry Marshall-Johnson